Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

LONE STAR TECHNOLOGIES, INC.

ARTICLE I

Offices

SECTION 1.1  Registered Office.  The registered office of LONE STAR TECHNOLOGIES, INC. (“the Corporation”) in the State of Delaware shall be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent is The Corporation Trust Company.

SECTION 1.2.  Other Offices.  The Corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meeting of Stockholders

SECTION 2.1.  Annual Meeting.  The annual meeting of the stockholders shall be held on the second Wednesday in May or such other day before or after the second Wednesday of May as the Board of Directors shall set as the date of the annual meeting for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.  If the election of directors shall not be held on the day hereinbefore designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient.

With regard to business to be brought before an annual meeting occurring in 2005 or thereafter, and except as otherwise provided in the Certificate of Incorporation, to be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days before the date of the Corporation’s proxy statement released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made. Such stockholder’s notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (b) whether either such stockholder or beneficial owner, alone or as part of a group, intends to solicit or participate in the solicitation of proxies from the stockholders of the Corporation, and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

Notwithstanding the foregoing provisions of this Section, a stockholder who seeks to have any proposal included in the Corporation’s proxy materials must provide notice as required by and otherwise comply with the applicable requirements of the rules and regulations under the Securities Exchange Act of 1934, as amended. The chairman of an annual meeting shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any item of business has been properly brought before the meeting in accordance with these by-laws, and if the chairman should so determine and declare that any item of business has not been properly brought before an annual meeting, then such business shall not be transacted at such meeting.

SECTION 2.2.  Special Meetings.  Except as otherwise prescribed by statute, special meetings of the stockholders for any purpose or purposes, may be called and the location thereof designated by the Chairman of the Board or by a majority of the Board of Directors.

SECTION 2.3.  Place of Meetings.  Each meeting of the stockholders for the election of directors shall be held at the office of the Corporation in Dallas, Texas, unless the Board of Directors shall by resolution designate any other place, within or without the State of Delaware, as the place of such meeting.  Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2.2 and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.4.  Notice of Meetings.  Written or printed notice stating the place and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting.  (See also Articles IV and X.)

When a meeting is adjourned to another time or place, no notice of the adjourned meeting other than an announcement at the meeting need be given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

SECTION 2.5.  Stockholder List.  At least (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be prepared by the Secretary.  Such list shall be open to examination of any stockholder of the Corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, at the office of the Corporation in Dallas, Texas, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and subject to the inspection for any purpose germane to the meeting of any stockholder who may be present.  Failure to comply with any requirement of this Section 2.5 shall not affect the validity of any action taken at such meeting.

SECTION 2.6.  Quorum.  The holders of capital stock of the Corporation having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the Corporation for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.7.  Proxies.  At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy.  Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the Corporation before, or at the time of, the meeting.

SECTION 2.8.  Voting.  Unless the certificate of incorporation provides otherwise, at every meeting of stockholders, each stockholder shall be entitled to one (1) vote for each share of stock of the Corporation entitled to vote thereat and registered in the name of such stockholder on the books of the Corporation on the pertinent record date.  When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power which is present in person or represented by proxy with respect to the specific matter in question shall decide such matter at such meeting, unless the matter is one upon which, by provision of the statutes, the certificate of incorporation or these by-laws, a different vote is required, in which case such provision shall govern and control the decision of such matter; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  If the certificate of incorporation provides for more or less than one (1) vote for any share on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

SECTION 2.9.  Voting of Certain Shares.  Shares standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by the administrator, person or by proxy.  Shares standing in the name of a trustee, receiver or pledgee and entitled to vote may be voted by such trustee, receiver or pledgee either in person or by proxy as provided by the Delaware General Corporation Law (the “Delaware Statute”).

SECTION 2.10.  Action Without Meeting.  No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting and no consent in writing, without a meeting, shall be allowed.

SECTION 2.11.  Treasury Stock.  Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this Corporation, shall not be voted at any  meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present.  Nothing in this section shall be construed to limit the right of this Corporation to vote shares of its own stock held by it in a fiduciary capacity.

ARTICLE III

Directors

SECTION 3.1.  Number and Election.  Subject to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time by resolution of the Board of Directors.  The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three (3) classes as nearly equal in number as possible.  Such classes shall originally consist of one (1) class of directors who shall be elected in 1986 for a term expiring at the annual meeting of stockholders to be held in 1987; a second class of directors who shall be elected in 1986 for a term expiring at the annual meeting of stockholders to be held in 1988; and a third class of directors who shall be elected in 1986 for a term expiring at the annual meeting of stockholders to be held in 1989.  The Board of Directors shall increase or decrease the number of directors in one (1) or more classes as may be appropriate whenever it increases or decreases the number of Directors pursuant to this Section 3.1, in order to ensure that the three (3) classes shall be as nearly equal in number as possible.  At each annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.  Directors shall be elected annually by the stockholders as provided in Section 2.1 or in accordance with Section 3.2 of these by-laws and each director elected shall hold office until the successor of such director is elected and qualified or until the death or resignation of such director or until such director shall have been removed in the manner hereinafter provided.  Directors need not be residents of the State of Delaware or stockholders of this Corporation.

SECTION 3.2.  Resignation and Vacancies.  Any director may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Subject to the provisions of Article Fourth of the certificate of incorporation relating to the rights of the holders of any class of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, if, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors in accordance with Section 3.1 of these by-laws, a majority of the directors then in office, although less than a quorum, may choose a successor, or fill the newly created directorship, and the director so chosen shall hold office until the next annual election of directors by the stockholders and until such director’s successor shall be duly elected and qualified, unless sooner displaced.  No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 3.3.  Removal.  Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, any director may be removed, at any meeting of the stockholders, only for cause and then only by the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.  The vacancy in the Board of Directors caused by such removal may be filled by the stockholders at such meeting.

SECTION 3.4.  Notification of Nominations.  Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one (1) or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.  Each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the  stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.  The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 3.5.  Management of Affairs of Corporation.  The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by stockholders.  In case the Corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, the officers of the Corporation and directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested officers or such interested directors in question shall become advised of the circumstances.  In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

SECTION 3.6.  Dividend and Reserves.  Dividends upon stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law.  The Board of Directors may set apart, out of any funds of the Corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

SECTION 3.7.  Regular Meetings.  An annual meeting of the Board of Directors shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of the stockholders.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

SECTION 3.8.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any two (2) directors, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.9 of these by-laws.

SECTION 3.9.  Notice of Special Meetings.  Except as other wise prescribed by the Delaware Statutes, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least two (2) days prior to the time of holding the meeting.  Any director may waive notice of any meeting.  (See also Articles IV and X.)

SECTION 3.10.  Quorum.  At each meeting of the Board of Directors, the presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or these by-laws.  If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the certificate of incorporation, any member of the Board of Directors or of any committee designated by the Board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

SECTION 3.11.  Presumption of Assent.  Unless otherwise provided by the Delaware Statute, a director of the Corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless the dissent of such director shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 3.12.  Action Without Meeting.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

SECTION 3.13.  Presiding Officer.  The presiding officer at any meeting of the Board of Directors shall be the Chairman of the Board, or in the absence of the Chairman of the Board, the President or, in the absence of both the Chairman of the Board and the President, any other director elected acting chairman of the meeting by vote of a majority of the directors present at the meeting.

SECTION 3.14.  Executive Committee.  The Board of Directors, as soon as may be practicable after the annual meeting each year, may appoint an Executive Committee to consist of the Chairman of the Board, the President and such number of the directors as the Board may from time to time determine. The Executive Committee shall have and may exercise, during the intervals between meetings of the Board, all the powers of the Board, subject to such limitations as may be provided by resolution of the Board of Directors or by law.  The Board shall have the power at any time to change the membership of such committee and to fill vacancies in it, but the Chairman of the Board and the President shall always be members of the Executive Committee by virtue of their offices.  The Chairman of the Board shall be the Chairman of the Executive Committee, and such committee shall make such rules for the conduct of its business and appoint such committees and assistants as it may deem necessary.  A majority of the members of such committee shall constitute a quorum.

SECTION 3.15.  Other Committees.  The Board of Directors may appoint such other committees in addition to the Executive Committee as it may from time to time determine to be necessary or desirable.  Each such committee shall consist of one (1) or such greater number of directors and shall have and may exercise such powers of the Board as may be provided in the resolution of the Board appointing such committee, subject to such limitations as may be provided by law.  The Board shall have the power at any time to change the membership of any such committee, to fill vacancies in it and to change the powers which the committee may exercise, subject to such limitations as may be provided by law.  The Board of Directors may specify a member of any such committee to serve as the chairman thereof, and in the absence of such specification by the Board, the committee may appoint one of its members as its chairman.  Each such committee shall make such rules for the conduct of its business as it deems necessary.  A majority of the members of any such committee shall constitute a quorum.

SECTION 3.16.  Alternates.  The Board of Directors may from time to time designate from among the directors alternates to serve on one or more committees as occasion may require.  Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

SECTION 3.17.  Quorum and Manner of Acting – Committees.  The presence of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action thereat.

SECTION 3.18.  Committee Books and Records, Etc.  Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

Each committee shall fix its own rules of procedure not inconsistent with these by-laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

SECTION 3.19.  Fees and Compensation of Directors.  Directors shall not receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee, with or without  expenses of attendance, may be allowed for attendance at each regular or special meeting of the board.  Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the Corporation.  Members of any committee may be allowed like fees and expenses for attending committee meetings.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

SECTION 3.20.  Reliance Upon Records.  Every director of the Corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by these by-laws, shall, in the performance of the duties of such director or member, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its official, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in relying in good faith upon other records of the Corporation, including, without limiting the generality of the foregoing, records setting forth or relating to the value and amount of assets, liabilities and profits of the

Corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid or with which stock of the Corporation might lawfully be purchased or redeemed.

ARTICLE IV

Notices

SECTION 4.1.  Manner of Notice.  Whenever under the provision of the statutes, the certificate of incorporation or these by-laws notice is required to be given to any stockholder, director or member of any committee designated by the Board of Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission) to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the Corporation or, in the case of such a director or member, at the business address of such director or member; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company).  Such requirement for notice shall be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these by-laws.

SECTION 4.2.  Waiver of Notice.  Whenever any notice is required to be given under the provisions of the statutes, the certificate of incorporation, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto.  Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice unless so required by statute, the certificate of incorporation or these by-laws.

ARTICLE V

Officers

SECTION 5.1.  Offices and Official Positions.  The officers of the Corporation may be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors may determine.  Any two (2) or more offices may be held by the same person.  None of the officers need be a director, a stockholder of the Corporation or a resident of the State of Delaware.  The officers of the Corporation shall have such powers and duties as usually pertain to their offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors.

SECTION 5.2.  Election and Term of Office.  The officers of the Corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the stockholders.  If the election of officers shall not be held at such meeting of the board, such election shall be held at regular or special meeting of the Board of Directors as soon thereafter as may be convenient.  Each officer shall hold office until the successor of such officer is elected and qualified or until the death or resignation of such officer or until such officer shall have been removed in the manner hereinafter provided.

SECTION 5.3.  Removal and Resignation.  Any officer may be removed, either with or without cause, by a majority of the directors then in office at any regular or special meeting of the board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed.  Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board, to the President or to the Secretary of the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.4.  Vacancies.  A vacancy in any office because of death, resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

SECTION 5.5.  Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose or as it shall otherwise direct.  No officer shall be prevented from receiving a salary or other compensation by reason of the fact that such officer is also a director of  the Corporation.

ARTICLE VI

Checks and Deposits

SECTION 6.1.  Checks, Drafts, Etc.  All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

SECTION 6.2.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII

Certificates of Stock and Their Transfer

SECTION 7.1.  Certificates of Stock.  The certificates of stock of the Corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant

Secretary.  If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile.  In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the Corporation, such certificate may nevertheless be delivered by the Corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer.  All certificates properly surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and canceled and the Corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, stolen, or destroyed certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the Corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the Corporation. (See Section 7.2.)

SECTION 7.2.  Lost, Stolen or Destroyed Certificates.  The Board of Directors in individual cases, or by general resolution or by a delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or the legal representative of such owner, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 7.3.  Transfers of Stock.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and resignation of certificates for shares of capital stock of the Corporation, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by the attorney or successor of such holder duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.

SECTION 7.4.  Restrictions on Transfer.  Any stockholder may enter into an agreement with other stockholders or with the Corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the Corporation held by such stockholder, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the Corporation the right to purchase for a given period of time any of such shares.  Any such limitation or restriction on the transfer of shares of this

Corporation may be set forth on certificates representing shares of capital stock, in which case the Corporation or the transfer agent shall not be required to transfer such shares upon the books of the Corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

SECTION 7.5.  Fractional Share Certificates.  Certificates may be issued representing fractional shares of stock.

SECTION 7.6.  Fixing Record Date.  The Board of Directors may fix in advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

SECTION 7.7.  Stockholders of Record.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

Indemnification and Insurance

SECTION 8.1.  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of  any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted to the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines,

ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to benefit of  his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2 hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

SECTION 8.2.  Right of Claimant to Bring Suit.  If a claim under Section 8.1 of this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to identify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 8.3.  Non-Exclusivity of Rights.  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 8.4.  Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

ARTICLE IX

General Provisions

SECTION 9.1.  Fiscal Year.  The fiscal year of the Corporation shall be a calendar year.

SECTION 9.2.  Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL” and “DELAWARE”; and it shall otherwise be in the form approved by the Board of Directors.  Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

ARTICLE X

Amendments

SECTION 10.1  In General.  Subject to the laws of the State of Delaware, the certificate of incorporation and these by-laws, the Board of Directors may by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board at which a quorum is present amend these by-laws or enact such other by-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.